UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021 (January 25, 2021)

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

(650) 391-9740

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On January 28, 2021, BridgeBio Pharma, Inc. (“BridgeBio”) issued an aggregate of $717.5 million aggregate principal amount of its 2.25% Convertible Senior Notes due 2029 (the “Notes”), pursuant to an Indenture dated January 28, 2021 (the “Indenture”), between BridgeBio and U.S. Bank National Association, as trustee (the “Trustee”), in a private offering to qualified institutional buyers (the “Note Offering”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes issued in the Note Offering include $67.5 million aggregate principal amount of Notes sold to the initial purchasers in (the “Initial Purchasers”) pursuant to the exercise in part of the Initial Purchasers’ option to purchase $97.5 million principal amount of additional Notes. On January 28, 2021, the Initial Purchasers exercised the remaining portion of their option to purchase $30.0 million principal amount of additional Notes. The sale of those additional Notes is expected to close on February 2, 2021.

The Notes are senior, unsecured obligations of BridgeBio and will accrue interest payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2021, at a rate of 2.25 % per year. The Notes will mature on February 1, 2029, unless earlier converted, redeemed or repurchased. The Notes are convertible into cash, shares of BridgeBio’s common stock or a combination of cash and shares of BridgeBio’s common stock, at BridgeBio’s election.

The net proceeds BridgeBio received from the Note Offering are equal to approximately $701.0 million, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by BridgeBio. In addition, BridgeBio expects to receive approximately $29.4 million, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by BridgeBio, from the sale of the additional $30.0 million principal amount of Notes that is expected to close on February 2, 2021. BridgeBio used approximately $58.8 million of the net proceeds from the Note Offering to pay the cost of the Base Capped Call Transactions and the First Additional Capped Call Transactions described below, and approximately $50.0 million to pay the cost of Repurchases of shares of its common stock described below. BridgeBio expects to use approximately $2.5 million of the net proceeds from the sale of the additional $30.0 million principal amount of additional Notes that is expected to close on February 2, 2021 to pay the cost of the Second Additional Capped Call Transactions described below. BridgeBio intends to use the remainder of the net proceeds from the Note Offering for general corporate purposes, which may include research and development and clinical development costs to support the advancement of our drug candidates, including the continued growth of our commercial and medical affairs capabilities, the conduct of clinical trials and preclinical research and development activities; working capital; capital expenditures; repayment of outstanding indebtedness; general and administrative expenses; and other general corporate purposes. BridgeBio has not entered into any agreements or commitments with respect to any material acquisitions or investments at this time that would be financed with any of the net proceeds from the Note Offering. From time to time, to maintain or increase BridgeBio’s ownership position in its subsidiaries, BridgeBio may make additional investments in or purchase equity in its subsidiaries. These expectations and intentions are subject to change.

A holder of Notes may convert all or any portion of its Notes at its option at any time prior to the close of business on the business day immediately preceding November 1, 2028 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price of BridgeBio’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of BridgeBio’s common stock and the conversion rate on each such trading day; (3) if BridgeBio calls such notes for redemption, at any time prior to the close of business on the second business day immediately preceding the redemption date; or (4) upon the occurrence of specified BridgeBio corporate events. On or after November 1, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date, a holder may convert all or any portion of its Notes at any time, regardless of the foregoing circumstances.

The conversion rate will initially be 10.3050 shares of BridgeBio’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $97.04 per share of BridgeBio’s common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, BridgeBio will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event.

BridgeBio may not redeem the Notes prior to February 6, 2026. BridgeBio may redeem for cash all or any portion of the Notes, at its option, on a redemption date occurring on or after February 6, 2026 and on or before the 41st scheduled trading day immediately before the maturity date, if the last reported sale price of BridgeBio’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which BridgeBio provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which BridgeBio provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If BridgeBio undergoes a fundamental change (as defined in the Indenture), holders may require BridgeBio to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes plus accrued special interest, if any, to be immediately due and payable.

The Notes are BridgeBio’s general unsecured obligations and rank senior in right of payment to all of BridgeBio’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of BridgeBio’s liabilities that are not so subordinated, including BridgeBio’s 2.50% Convertible Senior Notes due 2027; effectively junior to any of BridgeBio’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of BridgeBio’s subsidiaries.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On January 25, 2021, concurrently with the pricing of the Notes, BridgeBio entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”). In addition, in connection with Initial Purchasers’ exercise in part of their option to purchase $67.5 million principal amount of additional Notes, on January 27, 2021, the Company entered into additional capped call transactions (the “First Additional Capped Call Transactions”) with each of the Option Counterparties. BridgeBio used approximately $58.8 million of the net proceeds from the Note Offering to pay the cost of the Base Capped Call Transactions and the First Additional Capped Call Transactions. In addition, in connection with Initial Purchasers’ exercise of the remaining portion of their option to purchase $30.0 million principal amount of additional Notes, BridgeBio entered into additional capped call transactions (the “Second Additional Capped Call Transactions, and collectively with the Base Capped Call Transactions and the First Additional Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties on January 28, 2021 and expects to use approximately $2.5 million of the net proceeds from the sale of the additional $30.0 million principal amount of additional Notes that is expected to close on February 2, 2021 to pay the cost of the Second Additional Capped Call Transactions. The Capped Call Transactions are expected generally to reduce the potential dilution to BridgeBio’s common stock upon any conversion of Notes and/or offset any cash payments BridgeBio is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $131.58 (which represents a premium of 100% over the last reported sale price of BridgeBio’s common stock on January 25, 2021). The Capped Call Transactions are separate transactions, entered into by BridgeBio with the Option Counterparties, and are not part of the terms of the Notes.

A copy of the form of confirmation for the Capped Call Transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the Capped Call Transaction does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.02.

BridgeBio’s offering and sale of the Notes to the Initial Purchasers was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. BridgeBio relied on this exemption from registration based in part on representations made by the Initial Purchasers in the purchase agreement for the Notes, including that the Initial Purchasers would only offer, sell or deliver the Notes to persons whom they believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act.

The Notes and BridgeBio’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

Item 8.01	Other Events.

Share Repurchases

BridgeBio used approximately $50.0 million of the net proceeds from the Note Offering to repurchase shares of its common stock concurrently with the closing of the Note Offering on January 28, 2021 from certain of the Initial Purchasers in privately negotiated transactions effected through one of the Initial Purchasers or an affiliate thereof concurrently with the pricing of the Notes (the “Repurchases”). The agreed to purchase price per share of common stock in the Repurchases is equal to $65.79, which was the last reported sale price per share of BridgeBio’s common stock on the Nasdaq Global Select Market on January 25, 2021. The Repurchases could have increased (or reduced the size of any decrease in) the market price of BridgeBio’s common stock or the Notes.

Credit Agreement Amendment

On January 25, 2021, BridgeBio and Hercules Capital, Inc. (“Hercules”) entered into a Fifth Amendment to Loan and Security Agreement (the “Credit Agreement Amendment”) to amend BridgeBio’s existing Loan and Security Agreement (the “Credit Agreement”), dated June 19, 2018, as amended, by and among BridgeBio and certain of its subsidiaries as borrowers, the several banks and other financial institutions or entities from time to time parties thereto and Hercules, as administrative agent and collateral agent, to permit the Note Offering, the Capped Call Transactions and the Repurchases.

The above description of Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which will be filed as an exhibit to BridgeBio’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021 and will be incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. BridgeBio intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including statements relating to the anticipated use of the net proceeds of the Note Offering, the anticipated closing of the transactions associated with the Initial Purchasers’ exercise of the remaining portion of their option to purchase Additional Notes and BridgeBio’s expectations regarding the effect of the Repurchases and the Capped Call Transactions, reflect BridgeBio’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to BridgeBio and on assumptions it has made. Although BridgeBio believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, BridgeBio can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in the Risk Factors section of BridgeBio’s most recent Quarterly Report on Form 10-Q and its other SEC filings. Moreover, BridgeBio operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of BridgeBio’s management as of the date of this Current Report on Form 8-K, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, BridgeBio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of January 28, 2021, by and between BridgeBio Pharma, Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of Global Note, representing BridgeBio Pharma, Inc.’s 2.25% Convertible Senior Notes due 2029 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1	Form of Confirmation for Capped Call Transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date: January 29, 2021	/s/ Brian C. Stephenson
Brian C. Stephenson Chief Financial Officer